Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

FOR THE
MERGER OF
AROS MERGER CORP.
(a Delaware corporation)
INTO
AROS CORPORATION
(a Delaware corporation)

     (Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

     AROS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

     DOES HEREBY CERTIFY THAT:

     FIRST: The Corporation was incorporated on September 1, 1987 pursuant to the provisions of the General Corporation Law of the State of Delaware.

     SECOND: The Corporation owns all of the outstanding capital stock of Aros Merger Corp., a corporation incorporated on November 8, 2002 pursuant to the provisions of the General Corporation Law of the State of Delaware.

     THIRD: The Corporation, by a resolution of its Board of Directors duly adopted at a meeting held November 12, 2002 and filed with the minutes of the Board of Directors, determined and did merge into itself said Aros Merger Corp., and did adopt the following resolutions in connection therewith:

WHEREAS, the Corporation owns all of the outstanding capital stock of Aros Merger Corp., a corporation organized and existing under the laws of the State of Delaware (“Merger Sub”); and

WHEREAS, the Corporation desires to merge into itself the Merger Sub, and to be possessed of all of the property, rights, privileges and franchises of said Merger Sub.

NOW, THEREFORE, BE IT

RESOLVED, that the Corporation merge into itself said Merger Sub and assume all of the liabilities and obligations of Merger Sub;

RESOLVED, FURTHER, that the appropriate officer or officers of the Corporation shall be, and hereby are, authorized, empowered and directed to make, execute and deliver a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge said Merger Sub into the Corporation and assume Merger Sub’s liabilities and obligations, and to file the same in the office of the Secretary of State of the State of Delaware;

RESOLVED, FURTHER, that the merger shall be effective upon the date of filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and

RESOLVED, FURTHER, that the appropriate officer or officers of the Corporation shall be, and hereby are, authorized, empowered and directed to take all such steps and to do and authorize to be done all such acts and things, whether within or without the State of Delaware, as may be necessary, advisable, convenient or proper for the purposes of carrying out the foregoing resolutions and the intent thereof, and for the purpose of fully effectuating and enacting the merger; and

RESOLVED, FURTHER, that the Board of Directors hereby finds that it is in the best interests of the Corporation to change the name of the Corporation from Aros Corporation to ReGen Biologics, Inc. in connection with said merger; and

RESOLVED, FURTHER, that the Corporation change its name by amending the Amended and Restated Certificate of Incorporation of the Corporation by deleting therefrom Article FIRST, in its entirety, and substituting in lieu thereof the following:

          FIRST. Name. The name of the corporation is REGEN BIOLOGICS, INC.

RESOLVED, FURTHER, that the appropriate officer or officers of the Corporation shall be, and hereby are, authorized, empowered and directed to take all such steps and to do and authorize to be done all such acts and things, whether within or without the State of Delaware, as may be necessary, advisable, convenient or proper for the purposes of carrying out the foregoing resolutions and the intent thereof, and for the purpose of fully effectuating and enacting such name change.

     FOURTH: Notwithstanding anything herein or elsewhere to the contrary, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the time that the merger becomes effective in accordance with this Certificate of Ownership and Merger.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer this 12th day of November, 2002.

/s/ Gerald E. Bisbee, Jr., Ph.D. Gerald E. Bisbee, Jr., Ph.D., President